Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 13, 2000, relating to the consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended September 30, 1999, which appears in Headwaters Incorporated's Annual Report on Form 10-K for the year ended September 30, 2001 (Form 10-K). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
January 14, 2002